EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE American Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Second Quarter Financial Results and Corporate Update

Denver, Colorado, July 25, 2018 – Vista Gold Corp. (TSX & NYSE American: VGZ) ("Vista" or the "Company") today announced its unaudited financial results for the second quarter ended June 30, 2018. Management's quarterly conference call to discuss these results is scheduled for 10:00 a.m. MDT on July 27, 2018.  The Company's unaudited financial statements, Management's Discussion and Analysis together with other important disclosures can be found in the Company's Quarterly Report on Form 10-Q, filed on July 25, 2018 with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of Q2 2018 Financial Results
We reported a net loss of $1.9 million or $0.02 per share for the three-month period ended June 30, 2018. The loss is substantially all comprised of operating expenses.
Our working capital at June 30, 2018 totaled approximately $16.9 million, including cash and short-term investments (comprised of government securities) of approximately $11.6 million. The Company currently has no debt.
Corporate Update
We continue to seek opportunities to improve the value of the Mt Todd gold project.  Ongoing fine-grinding tests suggest that we will be able to achieve a finer grind size with the same or slightly lower power requirements.  We expect to be able to announce the leach results associated with these grind-size tests in the near future.
Frederick H. Earnest, President and Chief Executive Officer, commented, "While we believe that the Mt Todd project demonstrates significant value at today's gold price, we are committed to achieving greater shareholder value that will accrue from our ongoing optimization work and improved market conditions."
Management Conference Call
A conference call with management to review our financial results for the second quarter ended June 30, 2018 and to discuss corporate and project activities is scheduled for Friday, July 27, 2018 at 10:00 a.m. MDT.
Participant Toll Free: 844-898-8648
Participant International:  647-689-4225
Conference ID:  9159679

This call will also be web-cast and can be accessed at the following web location:

http://event.on24.com/r.htm?e=1803250&s=1&k=2A2DFE74EFB44C5C7A48A0679EE58D13
This call will be archived and available at www.vistagold.com after July 27, 2018.  Audio replay will be available for 21 days by calling toll-free in North America: 855-859-2056, passcode 9159679.
If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.
All dollar amounts in this press release are in U.S. dollars.
About Vista Gold Corp.
The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Connie Martinez at (720) 981-1185.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that we will be able to achieve a finer grind size with the same or slightly lower power requirements and that improved gold recoveries can be achieved at finer grind sizes;  our expectation that we will announce the leach results associated with these grind-size tests in the near future; our belief that the Mt Todd project demonstrates significant value at today's gold price; our belief that greater shareholder value that will accrue from our ongoing optimization work and improved market conditions; and our belief that Mt Todd is the largest undeveloped gold project in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and positive changes to current economic conditions and the price of gold.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will," "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company's future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's latest Annual Report on Form 10-K as filed on March 6, 2018 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.